Exhibit 10.28

CONSENT AND FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This CONSENT AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Consent and Amendment”) is dated as of January 6, 2025 and is entered into by and among ATAI LIFE SCIENCES N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at Wallstraße 16, 10179 Berlin, Federal Republic of Germany, and registered with the trade register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 80299776 (“Parent”), ATAI LIFE SCIENCES AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Germany and registered with the commercial register of the local court of Munich under HRB 239201, with business address at Wallstraße 16, 10179 Berlin (“ATAI Germany”, and together with Parent, ATAI Germany and each other Person party to the Loan Agreement as a borrower from time to time, individually or collectively, as the context may require, “Borrower”), ATAI LIFE SCIENCES US, INC., a Delaware corporation (“ATAI US”), Atai Therapeutics, Inc., a Delaware corporation (“Atai Therapeutics”), Atai Holdco, Inc., a Delaware corporation (“Atai Holdco”), Atai Therapeutics Holdings, Inc., a Delaware corporation (“Atai Therapeutics Holdings”), EmpathBio, Inc., a Delaware corporation (“Empath”, and together with ATAI US, Atai Therapeutics, Atai Holdco, Atai Therapeutics Holdings, and any other Person party to the Loan Agreement from time to time as a guarantor, collectively, the “Guarantors” and each a “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively referred to as the “Lenders” and each a “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.
Borrower, Guarantors, Agent and Lenders have entered into that certain Loan and Security Agreement dated as of August 9, 2022, among Borrower, Guarantors, Agent and Lenders (as amended by the First Amendment to Loan and Security Agreement dated as of March 13, 2023, as amended by the Second Amendment to Loan and Security Agreement, dated May 26, 2023, as amended by the Third Amendment to Loan and Security Agreement, dated August 14, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to extend and make available to Borrower certain advances of money.
B.
Borrower has (i) notified Agent pursuant to Section 7.11 that ATAI Germany intends to change its legal form from a German stock corporation (Aktiengesellschaft – AG) into a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) (the “ATAI Germany Conversion”) and (ii) requested that Agent and Lenders agree to consent to the ATAI Germany Conversion.
C.
In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement in connection with the ATAI Germany Conversion.
D.
Agent and Lenders have agreed to consent to the ATAI Germany Conversion and amend the Loan Agreement upon the terms and conditions more fully set forth herein.

E.
In connection with the ATAI Germany Conversion, Parent, Company and Agent have agreed to enter on or about the date hereof also into (i) a German law amendment agreement relating to certain German Security Documents (the “German Amendment Agreement”) and (ii) an English law amendment agreement relating to the English Share Charge (the “UK Amendment Agreement”), each providing for, among other things, the inclusion of German limitation language in connection with the ATAI Germany Conversion.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Consent to The ATAI Germany Conversion. Subject to the occurrence of the Consent and Amendment Effective Date (as defined below), Agent and Lenders hereby consent to the ATAI Germany Conversion.
2.
Amendments. With effect upon the occurrence of each of the following: (i) the completion of registration of ATAI Germany Conversion with the competent commercial register of ATAI Germany (the “Conversion Date”) and (ii) the Consent and Amendment Effective Date (as defined below):
2.1
Section 12.9 of the Loan Agreement is amended and restated in its entirety as follows:

“12.9 German Guarantee Limitation

12.9.1 In this Section 12.9

“Conversion Date” means the date on which the change of the legal form of ATAI Germany from a German stock corporation (Aktiengesellschaft – AG) into a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) is registered with the competent commercial register of ATAI Germany.

“Guarantee” means the guarantee given pursuant to this Section 12 (Guarantee).

“Net Assets” means an amount equal to the sum of the amounts of ATA Germany’s assets (consisting of all assets which correspond to the items set forth in section 266 para 2 A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch, “HGB”)) less the aggregate amount of its liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 para 3 B, C, D and E HGB), save that any obligations (Verbindlichkeiten) of ATAI Germany:

(a)
incurred in violation of the provisions of any of the Loan Documents; or
(b)
subordinated pursuant to section 39 para 1 no. 5 or para 2 of the German Insolvency Code (InsO) to any Indebtedness outstanding under this Agreement (including indebtedness in respect of guarantees for Indebtedness which is so subordinated), shall be disregarded. The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchfiihrung).

“Protected Capital” means, in relation to ATAI Germany, the aggregate amount of:

(a)
its share capital (Stammkapital) as registered in the commercial register (Handelsregister) provided that any increase which is registered after the Conversion Date shall not be taken into account unless (i) such increase has been effected with the prior written consent of Agent (even if such increase is permitted under this Agreement or any other Loan Document) and (ii) only to the extent it is fully paid up; and
(b)
its amount of profits (Gewinne) or reserves (Rücklagen) which are not available for distribution to its shareholder(s) in accordance with section 268 para 8 HGB.
12.9.2
As long as ATAI Germany is incorporated as a company with limited liability (Gesellschaft mit beschränkter Haftung) under German law, Agent and the Lenders agree, other than in accordance with the procedure set out in Section 12.9.3 to Section 12.9.5 below, not to enforce the Guarantee if and to the extent that:

(a)
the Guarantee secures the obligations or liabilities of a Loan Party which is a shareholder of ATAI Germany or an affiliated company (verbundenes Unternehmen) of such shareholder within the meaning of section 16, 17 or 18 of the German Stock Corporation Act (Aktiengesetz) (other than ATAI Germany and its Subsidiaries) (an “Up-Stream or Cross-Stream Security”); and
(b)
payment under the Guarantee would otherwise:
(i)
have the effect of reducing ATAI Germany’s Net Assets to an amount that is lower than the amount of its Protected Capital or, if the amount of the Net Assets is already lower than the amount of its Protected Capital, the effect of causing the Net Assets to be further reduced; and
(ii)
thereby give rise to a violation of the capital maintenance requirement as set out in section 30 para 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).
12.9.3
The limitations set out in Section 12.9.2 above only apply if and to the extent that:

(a)
within five (5) Business Days after Agent or a Lender has made a demand under the Guarantee, ATAI Germany has confirmed in writing (signed by its managing director(s)) to Agent):
(i)
to what extent the Guarantee is an Up-Stream or Cross-Stream Security;
(ii)
which amount of such Up-Stream or Cross-Stream Guarantee cannot be enforced as it would cause the Net Assets of ATAI Germany to fall below its registered share capital (Stammkapital) or increase an existing shortage of its share capital (Stammkapital), and such confirmation is supported by detailed calculations and evidence reasonably satisfactory to Agent (the “Management Determination”); and
(b)
if the Management Determination is contested by Agent or a Lender, within fourteen (14) Business Days from the date of such contest Agent receives an up-to-date balance sheet of ATAI Germany drawn up by auditors of international standard and reputation appointed by ATAI Germany, in consultation with Agent, with a determination and detailed calculation by such auditors (the “Auditors’ Determination”) showing the amount that would have been necessary on the date Agent or a Lender has made a demand under the Guarantee to maintain its registered share capital (Stammkapital) or to avoid the increase of an existing shortage of its registered share capital (taking into account the adjustments set out in this Section 12.9). ATAI Germany shall fulfil its obligations under the Guarantee and Agent and the Lenders shall be entitled to enforce the Guarantee in an amount which would, in accordance with the Auditor’s Determination, not be necessary to maintain the registered share capital (Stammkapital) of ATAI Germany or avoid the increase of an existing shortage of its registered share capital.
12.9.4
If Agent and/or a Lender disagrees with the Auditor’s Determination, it shall be entitled to make a demand under a Guarantee up to the amount which is undisputed between itself and ATAI Germany in accordance with the provisions of Section 12.9.3 above. In relation to the amount which is disputed, Agent shall be entitled to further pursue the Secured Parties’ claims (if any) and ATAI Germany shall be entitled to prove that this amount is necessary for maintaining its registered share capital (Stammkapital) subject to the provisions of this Section 12.9.

12.9.5
If ATAI Germany claims in accordance with the provisions of Section 12.9.3 above that the Guarantee can only be enforced in a limited amount, it shall promptly (unverzüglich) realize, to the extent legally permitted and commercially justifiable with regard to costs and efforts involved, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset if such asset is not essential for ATAI Germany’s business (nicht betriebsnotwendiges Vermögen) or, to the extent that any such asset is essential for its business, if such realization does not affect its ability to use that asset or the relevant part of its business can be carried on from other sources without use of such asset, following which its Net Assets shall be re-calculated and notified to Agent within fourteen (14) days taking into account the realized proceeds.
12.9.6
The limitations set out in Section 12.9.2 shall not apply:
(a)
to the extent the Guarantee secures any amounts outstanding under any Loan Document in relation to any financial accommodation made available under such Loan Document to any Borrower and on-lent or otherwise made available to ATAI Germany or any of its Subsidiaries and such amounts have not yet been repaid prior to Agent or a Lender making a demand under the Guarantee;
(b)
if ATAI Germany is party to a domination agreement (Beherrschungsvertrag) with the Loan Party whose obligations are being secured as dominating entity unless and to the extent ATAI Germany evidences to Agent and the Lenders that at the time of enforcement of the Up-Stream or Cross-Stream Guarantee it will as a result of the enforcement of the Up-Stream or Cross-Stream Guarantee not acquire a valuable (vollwertig) claim for loss compensation pursuant to section 302 of the German Stock Corporation Act (Aktiengesetz); or
(c)
if and to the extent the managing directors of ATAI Germany would not suffer personal or criminal liability as a result of ATAI Germany granting the Guarantee.
12.9.7
No reduction of the amount enforceable pursuant to this Section 12.9.2 will prejudice the right of the Secured Parties to continue to enforce the Guarantee (subject always to the operation of the limitations set out in this Section 12.9 at the time of such enforcement) until full satisfaction of the Guaranteed Obligations.”
3.
Loan Parties’ Representations And Warranties. Each Loan Party represents and warrants that:
3.1
Immediately upon giving effect to this Consent and Amendment, (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no default or Event of Default has occurred and is continuing with respect to which such Loan Party has not been notified in writing by Agent or Lenders.
3.2
Each of the Loan Parties has the corporate power and authority to execute and deliver this Consent and Amendment and to perform its obligations under this Consent and Amendment and the Loan Agreement, as amended by this Amendment.
3.3
The execution and delivery by the Loan Parties of this Amendment and the performance by each of the Loan Parties of its obligations under this Consent and Amendment and the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Loan Party.
3.4
This Consent and Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.5
As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Each Loan Party acknowledges that each of Agent and the Lenders has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with the Loan Parties in connection with this Consent and Amendment and in connection with the Loan Documents.

Each Loan Party understands and acknowledges that each of Agent and the Lenders is entering into this Consent and Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4.
Limitation. The consent and amendments set forth in this Consent and Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
5.
Conditions to Consent and Amendment Effective Date. This Consent and Amendment shall become effective upon the satisfaction of all of the following conditions precedent in form and substance reasonably satisfactory to Agent (the date of satisfaction of all such conditions precedent, the “Consent and Amendment Effective Date”):
5.1
Effective Date. The Effective Date (as defined in the German Amendment Agreement) shall have occurred.
5.2
[Reserved].
5.3
Schedule 1 to Loan Agreement. The Agent shall have received an updated Schedule 1 (Entity Designations; Equity Interests; Instruments; Consents) to the Loan Agreement, as in effect as of the Conversion Date.
5.4
Representations and Warranties. The representations and warranties set forth in the Loan Agreement shall be true and correct in all material respects on and as of the Conversion Date.
5.5
Payment of Lenders’ Expenses. The Loan Parties shall have paid all reasonable Lenders’ expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the Consent and Amendment Effective Date for the documentation and negotiation of this Consent and Amendment, the German Amendment Agreement, the UK Amendment Agreement, and each other document mentioned in the German Amendment Agreement and/or entered into or delivered in connection with the ATAI Germany Conversion, in each case, to the extent invoiced on or prior to the Consent and Amendment Effective Date.
6.
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Consent and Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Consent and Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Each Loan Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.
Counterparts. This Consent and Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Consent and Amendment. This Consent and Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
8.
Incorporation By Reference. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
9.
Reaffirmation. By executing and delivering a counterpart hereof, (i) each Loan Party hereby agrees that all Advances incurred by such Loan Party shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) each Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Consent and Amendment, after giving effect to this Consent and Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Consent and Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Consent and Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Consent and Amendment).

[Signature Page Follows]

In Witness Whereof, the parties have duly authorized and caused this Consent and Amendment to be executed as of the date first written above.

BORROWER:

ATAI LIFE SCIENCES N.V.

Signature: /s/ Anne Johnson

Print Name: Anne Johnson

Title: Chief Financial Officer

ATAI LIFE SCIENCES AG

Signature: /s/ Anne Johnson

Print Name: Anne Johnson

Title: Chief Financial Officer

Germany 15890325.2

GUARANTORS:

ATAI LIFE SCIENCES US, INC.,

ATAI THERAPEUTICS, INC.,

ATAI HOLDCO, INC.,

ATAI THERAPEUTICS HOLDINGS, INC., and

EMPATHBIO, INC.

Signature: /s/ Anne Johnson

Print Name: Anne Johnson

Title: Chief Financial Officer

[Signature Page – Consent and Fourth Amendment to LSA]

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: CFO

LENDERS:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: CFO

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Authorized Signatory

Germany 15890325.2